UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 10, 2016

Brenham Oil & Gas Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-169507

Nevada	27-2413874
(State of Incorporation)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX	77565-3077
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 29, 2016, Brenham Oil and Gas Corp., a Nevada corporation (the "Registrant") filed a Form 8-K reporting that it had entered into an Agreement and Plan of Merger (the "Merger Agreement") with Africa International Capital Ltd., a Bermuda corporation ("AIC") pursuant to which a wholly-owned subsidiary of the Registrant will be merged and into AIC which will be the surviving entity and will become a subsidiary of the Registrant. A copy of the Merger Agreement was filed as Exhibit 2.1 to that Form 8-K. The Registrant also reported in the same 8-K that had also entered into a Contribution Agreement with its corporate parent and principal shareholder, American International Industries, Inc., a Nevada corporation ("AIII"), a copy of which was filed as Exhibit 2.2 to this same Form 8-K.

The Merger Agreement, which closed on November 10, 2016 (the "Closing"), provided, among other things, that the Closing of the Merger shall be subject to the filing of audited financial statements and other material disclosure regarding AIC with the Securities and Exchange Commission (the "SEC") and the filing of a Certificate of Amendment to the Registrant's Articles of Incorporation with the State of Nevada to implement certain corporate actions by the filing of a Schedule 14C with the SEC, based upon the Joint Consent of the Registrant's Board of Directors and Majority Stockholder dated April 25, 2016 which was attached as Exhibit A to the Schedule 14C and the amended Schedule 14C filed with the SEC on May 9, 2016 and November 9, 2016, respectively (the "Joint Consent") to:

(i) implement a one for two hundred (1:200) reverse stock split (the "Reverse Split") of the Registrant's issued and outstanding shares of common stock, par value $0.0001 per share (the "Common Stock");
(ii) change the Registrant's name from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change");
(iii) rename the existing Common Stock as "Common Stock Series A";
(iv) authorize the issuance of up to one hundred million (100,000,000) shares of a new class of non-voting common stock with the same economic rights of existing Common Stock Series A but without the right to vote on any matter, which non-voting shares shall be designated "Common Stock Series B";
(v) authorize the issuance of up to one million (1,000,000) shares of a new class of super-voting common stock with all of the economic rights of existing Common Stock except that such shares will have five thousand (5,000) votes per share, which shall be designated "Common Stock Series C"; and
(vi) authorize the issuance of up to twenty-nine million (29,000,000) shares of preferred stock, par value $0.0001 per share, which may be issued in one or more series ("Preferred Stock"). The foregoing are referred to collectively as the "Corporate Actions."

On November 9, 2016, the Registrant filed an amended Preliminary Information Statement on Schedule 14C with full disclosure required by Items 11 through 14 of Schedule 14A, including but not limited to the audited financial statements of the Registrant and AIC as well as the pro forma consolidated financial statements of the Registrant and AIC as required by Schedule 14A together with additional disclosure regarding the business of AIC, which disclosure is incorporated by reference herein.

As a result of this filing, which is subject to SEC review, following which the Corporate Actions will be subject to approval by FINRA, the Registrant and AIC completed the Closing of the Merger, subject to certain conditions subsequent (the "Post-Closing Events"), as discussed more fully below.

In order to implement the Corporate Actions and conclude the Post-Closing Events, the Certificate of Amendment must be filed with the State of Nevada in connection with applying for and receiving FINRA approval. At November 9, 2016, the date of the Closing, and prior to the implementation of the Reverse Split and the issuance of any shares of Common Stock to the AIC shareholders, the Registrant had 200,000,000 shares of Common Stock authorized and 128,293,536 shares of Common Stock issued and outstanding. In connection with the Closing on November 9, 2016, the Registrant has instructed its transfer agent to issue a certificate evidencing 71,706,464 shares of pre-Reverse Split Common Stock, representing the remaining authorized but unissued pre-Reverse Split Shares in the name of a designee of AIC, in furtherance of the Registrant's obligation, following the Closing of the Merger Agreement, that the outstanding shares of AIC shall be converted into and exchanged for 7,362,421 post-Reverse Split shares of new Common Stock Series A, representing 1,472,484,200 pre-Reverse Split shares of Common Stock, or approximately 92% of the outstanding Common Stock Series A after the Closing and the implementation of the Reverse Split. As noted above, the Registrant does not have and will not have a sufficient number of authorized but unissued shares until FINRA approves all of the Corporate Actions.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Closing and the Post-Closing Events, the Registrant will issue 7,362,421 post-Reverse Split shares of new Common Stock Series A, representing approximately 92% of the outstanding Common Stock Series A after the Closing and the implementation of the Reverse Split. These shares of Common Stock Series A will be issued to those shareholders designated by AIC, which will be set forth in an 8-K/A to be filed by the Registrant upon the issuance. The issuance shall be made in reliance upon the exemption set forth in Section 4(2) and Regulation S promulgated by the SEC under the Securities Act of 1933, as amended (the "Act").

Item 5.01 Changes in Control of Registrant.

In connection with the Closing and in implementing the Post-Closing Events, the Registrant's Board of Directors has effected the following which has resulted in the change of control of the Registrant:

(i) accepted the resignations of (a) Daniel Dror as CEO, President and Chairman, (b) Charles R. Zeller as Director and Interim CFO, (c) Bryan M. Mook as Director and COO, and (d) L. Rogers Hardy as Director and VP of Exploration (reference is made to the disclosure under Item 5.02 below);
(ii) appointed Brenton Kuss as CFO;
(iii) appointed Christopher Darnell as Chairman of the Board of Directors and CEO;
(iv) authorized the issuance of 71,706,464 shares of pre-Reverse Split Common Stock to one or more designees of AIC; and
(v) received a limited voting proxy from American International Industries, Inc., corporate parent of the Registrant ("AMIN"), with respect to 28,293,537 shares of Common Stock registered in the name of AMIN, resulting in AIC's voting rights with respect to more than 50% of the voting shares of the Registrant at the date of this Form 8-K. Following the implementation of the Post-Closing Events, AMIN will own less than 5% of the post-Reverse Split shares of Common Stock Series A.

The foregoing evidences the effective change in control of the Registrant on November 9, 2016, prior to the full implementation of the Post-Closing Events.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.01 above, in connection with the Closing and the Change in Control, the Registrant's Board of Directors accepted the resignations of Daniel Dror, CEO, President and Chairman, Charles R. Zeller, Director and Interim CFO, Bryan M. Mook, Director and COO and L. Rogers Hardy, Director and VP of Exploration. S. Scott Gaille shall continue to serve as a member of the Board of Directors.

In addition, the Registrant's Board of Directors appointed Brenton Kuss to the position of CFO and appointed Christopher Darnell as Chairman and CEO. The Registrant reasonably expects that prior to the implementation of the Post-Closing Events, one or more executive officers and directors may also be expected to be appointed.

Christopher Darnell, age 46: Christopher Darnell is an Executive Director of AIC and also Chief Executive Officer of AIC. Mr. Darnell began his career in 1992 at the Southern Company, a New York Stock Exchange listed company with approximately US$17 billion in revenue, where he worked until 2002. During this time, Mr. Darnell was appointed or elected to the corporate boards of directors of four energy companies, both privately held and publicly traded, in South America. Mr. Darnell worked at Microsoft Corporation from 2003 to 2013, where he served as a member of multiple senior leadership teams for strategic technology businesses. Mr. Darnell oversaw investments in start-up, high-growth and turn-around businesses. In 2013, Mr. Darnell became involved with AIC in its conceptual stages, and became Executive Director and Chief Executive Officer at the time of its incorporation.

Brenton Kuss, age 32: Mr. Kuss was a Manager at KPMG with a primary specialism in Infrastructure and secondary in Energy and Natural Resources. A member of the Institute of Chartered Accountants (Australia), he is also a graduate of The University of Queensland, holding both a Bachelors Degree of Commerce and a Bachelors Degree of Economics. Further, he is an alumnus of both The University of Chicago and SDA Bocconi through the completion of his MBA in 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed under Item 1.01 above and discussed more fully in the amended Schedule 14C filed with the SEC on November 9, 2016 under the sub-caption "Reasons for the Corporate Actions," which is incorporated by reference herein, pursuant to the authority granted by the Joint Consent, the Registrant shall file a Certificate of Amendment to the Registrant's Articles of Incorporation, to:

(i) change the name of the Registrant from Brenham Oil & Gas Corp. to Africa Growth Corporation (the "Name Change");
(ii) implement a one-for-two hundred (1:200) reverse split of its shares of issued and outstanding Common Stock (the "Reverse Split");
(iii) rename existing Brenham Common Stock to Common Stock Series A;
(iv) authorize the issuance of up to 100,000,000 shares of a new class of non-voting common stock with the same economic rights of Common Stock Series A but without the right to vote on any matter which shall be designated Common Stock Series B;
(v) authorize the issuance of up to 1,000,000 shares of a new class of super-voting common stock with all of the economic rights of existing common stock except that such common stock will have five thousand (5,000) votes for each share, which shall be designated Common Stock Series C; and
(vi) authorize the issuance of up to 29,000,000 shares of preferred stock at par value of $0.0001 per share, which may be issued in one or more series ("Preferred Stock") and the Board of Directors shall be authorized to fix the powers, preferences, rights, qualifications, limitations or restrictions of the Preferred Stock and any series thereof.

The foregoing amendments to the Registrant's Articles of Incorporation are being implemented in furtherance of the Closing by the Registrant of the Merger Agreement dated April 25, 2016 between the Registrant and Africa International Capital Ltd., a Bermuda corporation ("AIC") pursuant to which AIC will become a wholly-owned subsidiary of the Registrant and the surviving company (the "Merger"). Reference is made to the disclosure contained in the Current Report on Form 8-K filed with the SEC on April 29, 2016 and the amended Information Statement on Schedule 14C filed with the SEC on November 9, 2016, which are incorporated in their entirety by reference herein.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exh. No.	Description
17.1	Letter of Resignation of Daniel Dror as Chairman, CEO and President dated November 10, 2016, filed herewith.
17.2	Letter of Resignation of Charles R. Zeller as Director and Interim CFO dated November 10, 2016, filed herewith.
17.3	Letter of Resignation of Bryan M. Mook as Director and COO dated November 10, 2016, filed herewith.
17.4	Letter of Resignation of L. Rogers Hardy as Director and VP of Exploration dated November 10, 2016, filed herewith.
99.1	Limited Voting Proxy dated November 10, 2016, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Brenham Gas & Oil Corp.

By:	/s/ Christopher Darnell
Name:	Christopher Darnell
Title:	Chief Executive Officer

Date: November 10, 2016